UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
NATIONAL HEALTHCARE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	38-3888962
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

540 Madison Ave., 27th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A common stock, $0.01 par value per share	The Nasdaq Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-294895
Securities to be registered pursuant to Section 12(g) of the Act: None
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Item 1.    Description of Registrant’s Securities to be Registered.
The securities to be registered hereby are Class A common stock, $0.01 par value per share (the “Class A common stock”) of National Healthcare Properties, Inc. (the “Registrant”).
For a description of the Class A common stock to be registered hereunder, reference is made to the information set forth under the heading “Description of Capital Stock and Securities Offered” in the prospectus forming a part of the Company’s Registration Statement on Form S-11 (File No. 333-294895), originally filed with the Securities and Exchange Commission (the “Commission”) on April 6, 2026, as amended on April 13, 2026, and as may be subsequently amended from time to time (the “Registration Statement”), which is hereby incorporated by reference herein. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.    Exhibits.
The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

Exhibit	Description
3.1	Composite Articles of Amendment and Restatement for the Company (filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 filed with the SEC on November 12, 2024 and incorporated by reference herein)
3.2	Articles Supplementary of the Company declassifying our Board, dated January 12, 2026 (filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on January 12, 2026 and incorporated by reference herein)
3.3	Articles Supplementary of the Company prohibiting future election to be subject to Section 3-803 of the MGCL, dated January 12, 2026 (filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on January 12, 2026 and incorporated by reference herein)
3.4	Articles Supplementary relating to the designation of shares of 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, dated December 6, 2019 (filed as an exhibit to the Company’s Registration Statement on Form 8-A filed with the SEC on December 6, 2019 and incorporated by reference herein)
3.5	Articles Supplementary designating additional shares of 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, dated September 15, 2020 (filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on September 15, 2020 and incorporated by reference herein)
3.6	Articles Supplementary relating to the designation of shares of 7.125% Series B Cumulative Redeemable Perpetual Preferred Stock, dated October 4, 2021 (filed as an exhibit to the Company’s Registration Statement on Form 8-A filed with the SEC on October 4, 2021 and incorporated by reference herein)
3.7	Articles of Amendment to the Company’s Charter, filed September 26, 2024 (Reverse Stock Split) (filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on September 30, 2024 and incorporated by reference herein)
3.8	Articles of Amendment to the Company’s Charter, filed September 26, 2024 (Name Change and Par Value Adjustment) (filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on September 30, 2024 and incorporated by reference herein)
3.9	Amended and Restated Bylaws of the Company (filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on January 12, 2026 and incorporated by reference herein)
4.1	Agreement of Limited Partnership of the OP, dated as of February 14, 2013 (filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed with the SEC on May 14, 2013 and incorporated by reference herein)
4.2	First Amendment, dated December 31, 2013, to the Agreement of Limited Partnership of the OP, dated February 14, 2013 (filed as an exhibit to the Company’s Quarterly Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 7, 2014 and incorporated by reference herein)
4.3	Second Amendment, dated April 15, 2015, to the Agreement of Limited Partnership of the OP, dated as of February 14, 2013 (filed as an exhibit to the Company’s Annual Report on Form 10-K filed with the SEC on March 11, 2016 and incorporated by reference herein)
4.4	Third Amendment, dated December 6, 2019, to the Agreement of Limited Partnership of the OP, dated February 14, 2013 (filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on December 6, 2019 and incorporated by reference herein)
4.5	Fourth Amendment, dated September 15, 2020, to the Agreement of Limited Partnership of the OP, dated February 14, 2013 (filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on September 15, 2020 and incorporated by reference herein)
4.6	Fifth Amendment, dated May 7, 2021, to the Agreement of Limited Partnership of the OP, dated February 14, 2013 (filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on May 10, 2021 and incorporated by reference herein)
4.7	Sixth Amendment, dated October 4, 2021, to the Agreement of Limited Partnership of the OP, dated February 14, 2013 (filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on October 4, 2021 and incorporated by reference herein)

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Dated: April 21, 2026

National Healthcare Properties, Inc.

By:	/s/ Michael Anderson
Name:	Michael Anderson
Title:	Chief Executive Officer and President